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FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2008
Take-Two Interactive Software, Inc. (Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Broadway, New York, New York 10012 (Address of principal executive offices) (Zip Code)
(646) 536-2842
Registrant’s telephone number, including area code ____________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2008, the Compensation Committee of the Board of Directors (the “Board”) of Take-Two Interactive Software, Inc. (the “Company”) adopted the Take-Two Interactive Software, Inc. Change in Control Employee Severance Plan (the “Plan”). The Plan provides that, except as set forth in the next sentence, all employees of the Company and its affiliates (collectively, the “Employer”), including those in countries other than the United States, on the date of a Change in Control (as defined below) will be entitled to receive certain payments and benefits if their employment is terminated under the circumstances described below following a Change in Control. Individuals who are providing services to the Company pursuant to the Management Agreement between the Company and ZelnickMedia Corporation dated March 30, 2007, as amended, will not be eligible to receive benefits under the Plan. The foregoing includes Strauss Zelnick, Executive Chairman, Ben Feder, Chief Executive Officer, and Karl Slatoff, Executive Vice President.

The Plan provides that in the event of a termination without Cause (as defined below) or for Good Reason (as defined below) within 12 months following a Change in Control, employees covered in the categories set forth in the chart below will receive, at a minimum:

•	severance payments paid in installments during the applicable Continuation Period set forth in the chart below following the date of their termination of employment, in an amount equal to:
- the employees’ (i) base salary plus (ii) annual bonus for the year in which a Change in Control occurs, as in effect immediately prior to the Change in Control, and with any bonus that is based on a range and/or subject to the achievement of performance goals deemed achieved at the target level without regard to the actual level of performance achieved; times
- the applicable multiple set forth in the chart below; and
•
continued group health plan coverage pursuant to COBRA paid by the Company during the applicable Continuation Period, or until the earlier of the employee ceasing to be eligible for COBRA or becoming eligible under a subsequent employer’s health plan:

Category	Employees	Multiple	Continuation Period
Tier 1	Chief Executive Officer, Section 16 officers and any other employee designated by the Company	1.5	18 months
Tier 2	Senior Vice Presidents, Studio Heads and any other employee designated by the Company	1.0	12 months
Tier 3	Vice Presidents and any other employee designated by the Company	0.5	6 months

All other employees will be in Tier 4 and upon a termination of their employment without Cause within 12 months following a Change in Control, such employees will receive, at a minimum, severance payments equal to two weeks of base salary for every completed year of service (maximum of 26 weeks), paid in installments over the same period.

In addition to the foregoing, the Plan provides that employees eligible for benefits under the Plan will receive accelerated vesting of all unvested equity awards held by the employee at the time of the Change in Control. Such vesting will occur upon termination of their employment without Cause or, other than in the case of employees in Tier 4, for Good Reason, and in each case, within 12 months following a Change in Control.

The Plan provides that all severance benefits will be provided in a manner intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code, including delaying certain benefits to specified employees for a period of six months following termination. Severance benefits provided under the Plan will be subject to reduction to avoid any excise tax on “parachute payments” under Section 280G of the Internal Revenue Code if the employee would benefit from such reduction as opposed to paying the excise tax. Employees with separate severance agreements will receive, on a benefit-by-benefit basis, the greater of the benefits under the Plan and the benefits under such agreement. All employees who accept severance payments and, if applicable, the continued health coverage under the Plan will be required to sign a release and will be subject to restrictions on the solicitation of employees and customers of the Company for a period of six months following termination and a non-disparagement obligation. In addition, all employees who accept any benefits under the Plan will be subject to a duty to reasonably cooperate with the Company in any litigation as to matters which the employee was personally involved.

The Company's management, with the approval of the chairman of the Compensation Committee of the Board, may at any time prior to a Change in Control, adopt special guidelines and provisions for foreign employees to comply with the applicable laws of such other countries.

The Plan shall not reduce any statutory or contractual payment or benefit that employees are entitled to receive uopn a termination of employment in accordance with applicable law.

The Plan may be terminated or amended at any time, except that (i) the Plan may not be terminated or amended to reduce benefits under the Plan prior to the Plan’s 18 month anniversary and (ii) the Plan cannot be amended or terminated during a period of 18 months following the occurrence of (x) a Change in Control or (y) the date the Company enters into a definitive agreement that could result in a Change in Control, unless the potential Change in Control is abandoned (as publicly announced by the Company), and further in the case of (x) or (y) above, the Plan cannot be terminated until all severance benefits under the Plan have been paid.

For the purposes of the Plan, the following terms will have the meanings set forth below:

“Cause” means the occurrence of any of the following:
•	continued failure to substantially perform duties following notice requesting performance;
•	a criminal conviction for engaging in criminal misconduct demonstrably injurious to the Employer;
•	conviction of a felony;
•	gross negligence affecting the Employer; or
•	failure to adhere to the Employer’s written policies or to cooperate in any investigation or inquiry involving the Employer.

A “Change in Control” will be deemed to have occurred if any of the following have occurred:
•	an acquisition of 50% of either the Company’s outstanding shares of common stock or the combined voting power of the Company’s then outstanding securities;
•
a change in the majority of the Board in a two-year period (unless the new members are supported by 2/3 of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved);

•
a merger or consolidation resulting in a change of more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or such surviving entity’s parent outstanding immediately after such merger or consolidation; or

•	stockholder approval of an agreement for the sale or disposition of all or substantially all of the Company's assets.

Only one Change in Control may occur under the Plan.

“Good Reason” means the occurrence of any of the following events without the employee’s express written consent, provided the employee provides notice of event within 90 days after the employee has knowledge of the event and event is not fully corrected in all material respects within 30 days following notice:
•	a material diminution in base salary;
•	a material diminution in authority, duties or responsibilities;
•
a material diminution in the authority, duties, or responsibilities of the supervisor the employee reports to, including a requirement to report to a corporate officer or an employee instead of reporting directly to the Board;

•	a material diminution in the budget over which the employee retains authority;
•	a relocation of the employee’s principal business location more than 50 miles from the employee’s principal business location immediately prior to the Change in Control;
•	any other action or inaction that constitutes a material breach by the Employer of the Plan or of an employment agreement between the Employer and the employee; or
•	if the employee has a separate severance agreement, then the occurrence of any event that constitutes good reason under such agreement.

The foregoing description of the Plan is only a summary and is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference into this Item 5.02.

Item 7.01. Regulation FD Disclosure.

On March 7, 2008, Strauss Zelnick, Executive Chairman of Take-Two Interactive Software, Inc. (the “Company”), and Ben Feder, Chief Executive Officer of the Company, distributed an email to the employees of the Company regarding the Company’s adoption of the Take-Two Interactive Software, Inc. Change in Control Employee Severance Plan (the “Plan”).

A copy of the email sent to Company employees is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

	10.1	Take-Two Interactive Software, Inc. Change in Control Employee Severance Plan

	99.1	Email from the Executive Chairman and Chief Executive Officer to Take-Two Interactive Software, Inc. Employees dated March 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Company)

	By:	/s/ Daniel P. Emerson
Daniel P. Emerson
Vice President, Associate General Counsel and Secretary

Date: March 7, 2008

EXHIBIT INDEX

Exhibit	Description

10.1	Take-Two Interactive Software, Inc. Change in Control Employee Severance Plan

99.1	Email from the Executive Chairman and Chief Executive Officer to Take-Two Interactive Software, Inc. Employees dated March 7, 2008.